UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

REVOLUTIONS MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-28629	73-1526138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1124 Park West Blvd. Suite #102 Mount Pleasant, SC 29466
(Address of Principal Executive Offices)

(843) 971-4848

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

Investment Agreement

On September 15, 2014, Revolutions Medical Corporation (the “Company”) entered into a new investment agreement (the “Investment Agreement”) with KVM Capital Partners (“KVM”), whereby the parties also agreed to enter into a new registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Investment Agreement, for a period of thirty-six (36) months commencing on the trading day immediately following date of effectiveness of the Registration Statement (as defined below), KVM shall commit to purchase up to $1,500,000 of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to Puts (as defined below), covering the Registrable Securities (as defined below). The purchase price of the Shares under the Investment Agreement is equal to a twenty-two and one half (22.5%) percent discount to the average of the three lowest closing bids as calculated using the average of the three lowest closing bids during the last seven (7) trading days after the Company delivers to KVM a Put notice in writing requiring KVM to purchase shares of the Company, subject to the terms of the Investment Agreement.

The “Registrable Securities” include (i) the Shares and (ii) any shares of capital stock issued or issuable with respect to the Shares, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in the Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

Registration Rights Agreement

On September 15, 2014, the Company entered into the Registration Rights Agreement with KVM. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities within twenty-one (21) days of closing. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC.

The foregoing descriptions of the Investment Agreement and Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety, by the full text of the documents themselves, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The Company filed the initial Current Report on Form 8-K on June 18, 2013 to disclose that on June 11, 2013, it entered into an investment agreement (the “Original Investment Agreement”) and a registration rights agreement (the “Original Registration Rights Agreement” and, together with the Original Investment Agreement, the “Original Agreements”) with the Investor whereby the Investor was to purchase up to $1,500,000 of the Company’s common stock. The Company and Investor desired to renegotiate certain terms in the Original Agreements, therefore, the Company and the Investor entered into a termination agreement, dated September 2, 2014 (the “Termination Agreement”), to cancel the Original Agreements all of the transactions contemplated thereby. Notwithstanding the Termination Agreement, the 250,000 restricted shares of the Company’s common stock issued to the Investor under the Original Investment Agreement were fully earned when issued, and shall be retained by the Investor.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the provisions of the Termination Agreement filed as Exhibit 10.3 to this Report on, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Investment Agreement, dated September 15, 2014, by and between Revolutions Medical Corporation and KVM Capital Partners
10.2	Registration Rights Agreement, dated September 15, 2014, by and between Revolutions Medical Corporation and KVM Capital Partners
10.3	Termination Agreement, dated September 15, 2014, by and between Revolutions Medical Corporation and KVM Capital Partners

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTIONS MEDICAL CORPORATION

Date: September 15, 2014	By:	/s/ Rondald L. Wheet
Rondald L. Wheet
Chief Executive Officer